UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

GREY WOLF, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Precision Drilling Trust and Grey Wolf, Inc. Announce
Status of HSR Filing in the U.S.
Calgary, Alberta and Houston, Texas — September 30, 2008. Precision Drilling Trust (“Precision”, TSX: PD.UN, NYSE: PDS) and Grey Wolf, Inc. (“Grey Wolf”, AMEX: GW) announced today that the Federal Trade Commission has completed its review of the proposed acquisition by Precision of Grey Wolf and has granted early termination of the Hart-Scott-Rodino (“HSR”) waiting period, effective September 26, 2008.
Termination of the HSR waiting period satisfies one of the conditions to completion of the merger between Precision and Grey Wolf. Completion of the merger is also subject to approval of the merger agreement by Grey Wolf shareholders, receipt of other regulatory approvals and satisfaction of other closing conditions set forth in the merger agreement.
About Precision
Precision is a leading provider of safe, high performance energy services to the North American oil and gas industry. Precision provides customers with access to an extensive fleet of contract drilling rigs, service rigs, camps, snubbing units, wastewater treatment units and rental equipment backed by a comprehensive mix of technical support services and skilled, experienced personnel. Precision is headquartered in Calgary, Alberta, Canada. Precision is listed on the Toronto Stock Exchange under the trading symbol “PD.UN” and on the New York Stock Exchange under the trading symbol “PDS”. For more information about Precision, go to http://www.precisiondrilling.com.
About Grey Wolf
Grey Wolf is a leading provider of turnkey and contract oil and gas land drilling services in the United States. Grey Wolf operates from divisions in South Texas, Gulf Coast, Ark-La-Tex, Mississippi/Alabama, Mid-Continent, Rocky Mountain regions, and Mexico. Grey Wolf is headquartered in Houston, Texas, USA. Grey Wolf, Inc. is listed on the American Stock Exchange under the trading symbol “GW”. For more information about Grey Wolf, go to http://www.gwdrilling.com.

For further information please contact:

Precision Drilling Corporation	Grey Wolf, Inc.

Kevin Neveu	David W. Wehlmann
Chief Executive Officer	Executive Vice President and Chief Financial Officer

Doug Strong
Chief Financial Officer

Telephone: 403-716-4500	Telephone: 713-435-6100
Fax: 403-264-0251	Fax: 713-435-6171
4200, 150 — 6th Avenue S.W.	10370 Richmond Ave, Suite 600
Calgary, Alberta T2P 3Y7	Houston, TX 77042
Additional Information and Where to Find It
In connection with the proposed merger, Precision has filed a registration statement, which includes a proxy statement of Grey Wolf with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF GREY WOLF ARE URGED TO CAREFULLY READ IN THEIR ENTIRETY THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND OTHER MATERIALS REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT GREY WOLF, PRECISION, PRECISION LOBOS CORPORATION, A WHOLLY-OWNED SUBSIDIARY OF PRECISION CREATED AS A SPECIAL PURPOSE VEHICLE, AND THE PROPOSED MERGER. Prospective investors and security holders may obtain a free copy of the registration statement and the proxy statement/prospectus and other documents containing information about Grey Wolf and Precision, without charge, at the SEC’s web site at www.sec.gov, at Precision’s web site at www.precisiondrilling.com, and at Grey Wolf’s web site at www.gwdrilling.com. Copies of the registration statement and the proxy statement/prospectus and the SEC filings that will be incorporated by reference therein may also be obtained for free by directing a request to either Investor Relations, Precision Drilling Trust, (403) 716-4500 or to Investor Relations, Grey Wolf, Inc., (713) 435-6100.
Participants in the Solicitation
Grey Wolf and Precision and their respective directors, officers, trustees and other persons may be deemed to be participants in the solicitation of proxies from Grey Wolf’s shareholders in respect of the proposed merger. Information about the directors and executive officers of Grey Wolf and their ownership of Grey Wolf common stock can be found in Precision’s registration statement on Form F-4 filed with the SEC on September 25, 2008 (the “Form F-4”). Information concerning the directors and executive officers of Precision is included in the Form F-4. Additional information regarding the identity of potential participants in the solicitation of proxies in respect of the proposed merger and a description of their direct and indirect interests, by security holdings or otherwise, is included in the Form F-4.